Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated January 9, 2017 (the “Closing Date”) is entered into by and among Ensco plc, a public limited company organized under the laws of England and Wales (the “Company”), and Citigroup Global Markets Inc. (“Citi”), HSBC Securities (USA) Inc. (“HSBC”), BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and DNB Markets, Inc., as dealer managers (the “Dealer Managers”), for the Offers (as defined below) pursuant to the Dealer Manager Agreement dated December 6, 2016 (the “Dealer Manager Agreement”).

The Company and the Dealer Managers are parties to the Dealer Manager Agreement, which was entered into in connection with the Company’s offers to exchange (the “Offers”) outstanding 8.500% Senior Notes due 2019 and 6.875% Notes due 2020 issued by Pride International, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and 4.700% Notes due 2021 issued by the Company (collectively, the “Existing Notes”), in exchange for consideration consisting of, with respect to each $1,000 principal amount of Existing Notes tendered in the Offers, cash and the Company’s 8.00% Senior Notes due 2024 (the “Securities”), on the terms and subject to the conditions set forth in the Offering Documents (as defined in the Dealer Manager Agreement).  As an inducement to holders to tender the Existing Notes in the Offers, the Company has agreed with the Dealer Managers to provide the Holders (as defined below) the registration rights set forth in this Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.                                      Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Date” shall have the meaning set forth in the preamble.

“Citi” shall have the meaning set forth in the preamble.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Dealer Manager Agreement” shall have the meaning set forth in the preamble.

“Dealer Managers” shall have the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior unsecured notes issued by the Company under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer under the Securities Act or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

“Existing Notes” shall have the meaning set forth in the preamble.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Holders” shall mean the holders that receive Registrable Securities in exchange for Existing Notes pursuant to the Offers, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“HSBC” shall have the meaning set forth in the preamble.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture dated as of March 17, 2011 among the Company and the Trustee, as amended and supplemented by the Fourth Supplemental Indenture dated as of the Closing Date, among the Company and the Trustee, and as the same may be further amended and supplemented from time to time in accordance with the terms thereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company in connection with a Shelf Registration Statement.

“Offers” shall have the meaning set forth in the preamble.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding, (iii) except in the case of Securities that otherwise remain Registrable Securities and that are held by a Holder and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated, (iv) when such Securities are sold pursuant to Rule 144 under the Securities Act or (v) as provided in Section 2(d) hereof.

“Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offer is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has not become effective or been declared effective by the SEC on or prior to the later of (A) the Target Registration Date and (B) 120 days after the date of determination that a Shelf Registration Statement is required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, (iii) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has become effective and thereafter ceases to be effective or the Prospectus contained therein ceases to be usable for resales of Registrable Securities, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable for resales of Registrable Securities exists for more than 90 days (whether or not consecutive) in any 12-month period or (iv) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has become effective and thereafter, on more than two occasions of at least 30 consecutive days in any 12-month period during the Shelf Effectiveness Period, the Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable for resales of Registrable Securities, in each case whether or not permitted by this Agreement.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees incurred by the Company, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Dealer Managers) and (viii) the fees and disbursements of the independent registered public accountants of the Company; but excluding brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority in aggregate principal amount of the Securities held by the Participating Holders) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Staff” shall mean the staff of the SEC.

“Suspension Actions” shall have the meaning set forth in Section 2(f) hereof.

“Target Registration Date” shall mean 270 days after the Closing Date.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

2.                                      Registration Under the Securities Act.

(a)                                 To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company shall use its commercially reasonable efforts to (x) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (y) have such Registration Statement become effective on or before the Target Registration Date and, if requested by one or more Participating Broker-Dealers, remain effective until 180 days after the Exchange Date for use by such Participating Broker-Dealers.  The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use its commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

After the Exchange Offer Registration Statement has become effective, the Company shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)                                     that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)                                  the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)                               that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)                              that any Holder of Registrable Securities electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)                                 that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address specified in the notice, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Registrable Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company, (4) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (5) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.  Each Holder hereby acknowledges and agrees that any broker-dealer and any such Holder using the Exchange Offer to participate in a distribution of the Exchange Securities to be acquired in the Exchange Offer (A) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (B) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Registrable Securities acquired by such Holder directly from the Company.

As soon as practicable after the last Exchange Date, the Company shall:

(I)                                   accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(II)                              deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder; provided that, if any of the Registrable Securities are in book-entry form, the Company shall, in cooperation with the Trustee, effect the exchange of Registrable Securities in accordance with applicable book-entry procedures.

The Company shall use its commercially reasonable efforts to complete the Exchange Offer as provided above and comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff and that no stop order has been threatened or is in effect with respect to the Exchange Offer Registration Statement or the qualification of the Indenture under the Trust Indenture Act.

(b)                                 In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff or (ii) the Exchange Offer is not for any other reason completed by the Target Registration Date, the Company shall use its commercially reasonable efforts to cause to be filed as soon as practicable after such determination or date, as the case may be, a Shelf Registration Statement providing for the resale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; provided that no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof.

The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold under the Shelf Registration Statement, (ii) the time when any Registrable Securities covered by the Shelf Registration Statement can be sold pursuant to Rule 144 of the Securities Act without any limitations by non-affiliates of the Company under clause (d) of Rule 144 of the Securities Act and (iii) one year after the original effective date of the Shelf Registration Statement (the “Shelf Effectiveness Period”).  The Company further agrees to use its commercially reasonable efforts to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Participating Holder with respect to information relating to such Holder, and to use its commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable.  The Company agrees to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC, as reasonably requested by the Participating Holders.

(c)                                  The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof.  Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d)                                 An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.  A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 180-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum.  A Registration Default ends when the Securities cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) of the definition thereof, when the Shelf Registration Statement becomes effective or (3) in the case of a Registration Default under clause (iii) or clause (iv) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable for resales of Registrable Securities.  If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default.

Notwithstanding anything to the contrary in this Agreement, if the Exchange Offer is consummated, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange any Registrable Securities pursuant to the Exchange Offers, and did not validly tender, or validly tendered and withdrew, its Registrable Securities for Exchange Securities in the Exchange Offer will not be entitled to receive any additional interest pursuant to the preceding paragraph, and such Securities will no longer constitute Registrable Securities hereunder.

(e)                                  Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b) hereof.

(f)                                   Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled (without application of any additional interest) to suspend its obligation to file a Shelf Registration Statement or any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement or any Free Writing Prospectus, make any other filing with the SEC that would be incorporated by reference into a Shelf Registration Statement, cause a Shelf Registration Statement to remain effective or the Prospectus or any Free Writing Prospectus usable or take any similar action (collectively, “Suspension Actions”) for a reasonable period (but not in excess of 120 days in the aggregate during any 12-month period), in each case if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving the Company or its subsidiaries that may require disclosure in the Shelf Registration Statement or Prospectus and the Company determines reasonably and in good faith that (i) such disclosure is not in the best interest of the Company and its shareholders or (ii) obtaining any financial statements relating to any such acquisition or business combination required to be included in the Shelf Registration Statement or Prospectus would be impracticable.  Upon the occurrence of any of the conditions described in the foregoing sentence, the Company shall give prompt notice of the delay or suspension (but not the basis thereof) to the Participating Holders.  Upon the termination of such condition, the Company shall promptly proceed with all Suspension Actions that were delayed or suspended and, if required, shall give prompt notice to the Participating Holders of the cessation of the delay or suspension (but not the basis thereof).

(g)                                  Notwithstanding anything to the contrary in this Agreement, no Holder shall be entitled to any “demand” rights or similar rights that would require the Company to effect an underwritten offering on behalf of the Holders.

3.                                      Registration Procedures.

(a)                                 In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall use its commercially reasonable efforts to:

(i)                                     prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Company, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Participating Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith; and cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)                                  prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)                               to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and to retain a copy of any Free Writing Prospectus not required to be filed;

(iv)                              in the case of a Shelf Registration, furnish to each Participating Holder, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto (other than any document that amends or supplements any of the foregoing because it is incorporated by reference therein and that is available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), as such Participating Holder may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Company consents to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v)                                 register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions of the United States as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify but for the requirements of this Section 3(a)(v), (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi)                              in the case of a Shelf Registration, notify each Participating Holder promptly (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any U.S. jurisdiction or the initiation of any proceeding for such purpose, and (5) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii)                           obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as soon as is reasonably practicable and provide immediate notice to each Holder of Registrable Securities of the withdrawal of any such order or such resolution;

(viii)                        in the case of a Shelf Registration, furnish to each Participating Holder, without charge, upon request, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(ix)                              in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x)                                 subject to Section 2(f), upon the occurrence of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any related Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading, prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Participating Holders (in the case of a Shelf Registration Statement) and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders or Participating Broker-Dealers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company has amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission; provided that in no event shall the Company be required to provide any information with respect to the nature of such event except as would be disclosed when a supplement or post-effective amendment, Prospectus, Free Writing Prospectus or other document is filed by the Company pursuant to this Section 2(x);

(xi)                              a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus, provide copies of such document to the Dealer Managers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders) and make such of the representatives of the Company as shall be reasonably requested by the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders) available for discussion of such document; and

the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus (other than any document that amends or supplements any of the foregoing because it is incorporated by reference therein), of which the Dealer Managers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders) shall not have previously been advised and furnished a copy or to which the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders) shall reasonably object in writing within two Business Days after the receipt thereof, unless the Company believes that use or filing of such Prospectus, Free Writing Prospectus, or any amendment of or supplement thereto is required by applicable law;

(xii)                           obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii)                        cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv)                       in the case of an Exchange Offer, cause all Exchange Securities to be listed on the securities exchange on which the Registrable Securities are then listed or, if the Registrable Securities are not then listed, on the New York Stock Exchange or the Channel Islands Securities Exchange or such other securities exchange as the Company may reasonably determine;

(xv)                          if reasonably requested by any Participating Holder, promptly include or incorporate by reference in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein, based upon a reasonable belief that such information is required to be included therein or is necessary to make the information about such Participating Holder not misleading, and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing; and

(xvi)                       in the case of a Shelf Registration, enter into such agreements and take all such other actions in connection therewith as are reasonably necessary in order to expedite or facilitate the disposition of such Registrable Securities.

(b)                                 In the case of a Shelf Registration Statement, the Company may require, as a condition to including such Holder’s Registrable Securities in such Shelf Registration Statement, each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities and other documentation necessary to effectuate the proposed disposition as the Company may from time to time reasonably request in writing and require such Holder to agree in writing to be bound by all provisions of this Agreement applicable to such Holder. Each Holder of Registrable Securities as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(c)                                  Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(vi)(3), Section 3(a)(vi)(4) or Section 3(a)(x) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company, such Participating Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)                                 If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

4.                                      Participation of Broker-Dealers in Exchange Offer.

(a)                                 The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)                                 In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), if requested by a Participating Broker-Dealer, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above.  The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c)                                  The Dealer Managers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Holder, the directors, officers, employees and agents of any Holder and each person who controls any Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal, state or foreign statutory law or regulation, at common law, the laws of England and Wales or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relate to, arise out of, or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Dealer Manager or information relating to any Holder furnished to the Company in writing through the Dealer Manager or any selling Holder, respectively, expressly for use therein.  This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)                                 Each Holder severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity in Section 5(a), but only with reference any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Prospectus and any Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which any Holder may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 5(a) or (b) unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 5(a) or (b).  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm (x) for any Dealer Manager, its affiliates, directors and officers and any control persons of such Dealer Manager shall be designated in writing by Citi and HSBC, (y) for any Holder, its directors and officers and any control persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.  Subject to the immediately preceding sentence, the indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any proceeding effected without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

(d)                                 In the event that the indemnity provided in Section 5(a) or (b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Holders severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Holders may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Securities pursuant to the Exchange Offers and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 5(d), in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint. For purposes of this Section 5, each person who controls any Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(d).

6.                                      General.

(a)                                 No Inconsistent Agreements.   The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)                                 Amendments and Waivers.   The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.  Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.  Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 6(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.  Each Holder may waive compliance with respect to any obligation of the Company under this Agreement as it may apply or be enforced by such particular Holder.

(c)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, electronic transmission or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Dealer Managers, the address set forth in the Dealer Manager Agreement; (ii) if to the Company, initially at the Company’s address set forth in the Dealer Manager Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Dealer Manager Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied or electronically transmitted; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)                                 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Dealer Manager Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.  The Dealer Managers (in their capacity as Dealer Managers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)                                  Third Party Beneficiaries.  Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Dealer Managers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)                                   Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                                  Headings.  The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)                                 Governing Law.  This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(i)                                     Entire Agreement; Severability.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  The Company and the Dealer Managers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

(j)                                    Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(k)                                 Submission to Jurisdiction; Service of Process.  The Company hereby irrevocably and unconditionally (i) submits, for itself and for its property, to the exclusive jurisdiction of the United Stated District Court for the Southern District of New York or, if that federal court lacks subject matter jurisdiction, the Commercial Division of the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or in any way relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, (ii) agrees that it will not assert any claim, or in any way support any suit, action or proceeding, arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, other than in such courts, (iii) agrees that all suits, claims, actions or proceedings related to this Agreement or the transactions contemplated hereby shall be heard and determined only in such courts, (iv) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum and (v) agrees that a final judgment of such courts shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.  The Company agrees that service of any process, summons, notice or document by registered mail addressed to the Company c/o Michael T. McGuinty, Senior Vice President, General Counsel and Secretary, 6 Chesterfield Gardens, London W1J5BQ, England, United Kingdom shall be effective service of process against the Company for any suit, action or proceeding relating to any dispute related to this Agreement or the transactions contemplated hereby.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable requirements of law. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(l)                                     Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder, or in connection with the transactions contemplated in this document, in dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures, the parties could purchase (and remit in New York City) dollars with such other currency on the business day preceding that on which final judgment is given.  The Company’s obligation in respect of any sum due hereunder or in connection with the transactions contemplated in this document shall, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the business day following their receipt of any sum adjudged to be so due in such other currency, the parties may, in accordance with normal banking procedures, purchase (and remit in New York City) dollars with such other currency; if the dollars so purchased and remitted are less than the sum originally due to the Dealer Managers or any other indemnified party in dollars, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the relevant payee against such loss, and if the dollars so purchased exceed the sum originally due in dollars, such excess shall be remitted to the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ENSCO PLC

		By	/s/ Melissa Cougle
Name: Melissa Cougle
Title: Vice President — Treasurer

Confirmed and accepted as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

As Dealer Manager

By	/s/ Jason Howard
Authorized Signatory

HSBC SECURITIES (USA) INC.

As Dealer Manager

By	/s/ Diane Kenna
Authorized Signatory

BNP PARIBAS SECURITIES CORP.

As Dealer Manager

By	/s/ Paul Lange
Authorized Signatory

[Signature Page — Registration Right Agreement]

DEUTSCHE BANK SECURITIES INC.

As Dealer Manager

By	/s/ Ryan Montgomery
Authorized Signatory

By	/s/ Jeanmarie Genirs
Authorized Signatory

DNB MARKETS, INC.

As Dealer Manager

By	/s/ David Lawerence
Authorized Signatory

By	/s/ Emilio Fabbrizzi
Authorized Signatory

[Signature Page — Registration Right Agreement]